Exhibit 99.1

News Release
Corporate Headquarters: 1144 East Market Street, Akron, Ohio 44316-0001	Media Website: www.GoodyearNewsRoom.com

MEDIA CONTACT:	Keith Price
330-796-1863
ANALYST CONTACT:	Pat Stobb
330-796-6704
FOR IMMEDIATE RELEASE
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Goodyear Prices Additional $100 Million of 8.25% Senior Notes
     AKRON, Ohio, August 20, 2010 — The Goodyear Tire & Rubber Company today announced that it has priced its offering of an additional $100 million aggregate principal amount of its 8.25% senior notes due August 15, 2020. The notes will be senior unsecured obligations of the company. The notes will be sold at 100.75% of the principal amount. Goodyear expects the offering to close on August 25, 2010, subject to customary closing conditions.
     The offering, together with the company’s previously announced issuance of $900 million of 8.25% senior notes due 2020, increases the total aggregate principal amount of these 8.25% senior notes due 2020 to $1 billion.
     Goodyear intends to use the net proceeds from this offering, together with current cash and cash equivalents, to redeem $260 million in principal amount of its outstanding of 9% senior notes due 2015.
     A shelf registration statement was filed with the U.S. Securities and Exchange Commission and became automatically effective upon filing on August 10, 2010. The offering of the notes may be made only by means of a prospectus supplement and accompanying prospectus, copies of which may be obtained from:

Deutsche Bank Securities Inc.	The Goodyear Tire & Rubber Company
c/o ADP Prospectus Services	Investor Relations Department
1155 Long Island Ave.	1144 E. Market St.
Edgewood, NY 11747	Akron, OH 44316
telephone: 800-503-4611	telephone: 330-796-3751
email: prospectus.cpdg@db.com
     This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
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     Goodyear is one of the world’s largest tire companies. It employs approximately 70,000 people and manufactures its products in 57 facilities in 23 countries around the world.
     Certain information contained in this press release may constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. There are a variety of factors, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: our ability to realize anticipated savings and operational benefits from our cost reduction initiatives or to implement successfully other strategic initiatives; increases in the prices paid for raw materials and energy; actions and initiatives taken by both current and potential competitors; deteriorating economic conditions or an inability to access capital markets; pension plan funding obligations; work stoppages, financial difficulties or supply disruptions at our suppliers or customers; a labor strike, work stoppage or other similar event; our failure to comply with a material covenant in our debt obligations; the adequacy of our capital expenditures; potential adverse consequences of litigation involving the company; as well as the effects of more general factors such as changes in general market, economic or political conditions or in legislation, regulation or public policy. Additional factors are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.